Exhibit 5.2

(212) 701-3000

July 12, 2006

Amarin Corporation plc
Amarin Finance Ltd.
c/o Amarin Corporation plc
7 Curzon Street
London W1J 5HG
England

Re: Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as U.S. counsel to Amarin Corporation plc, a private limited company organized under the laws of England and Wales (“Amarin”), and Amarin Finance Ltd., a Bermuda exempted company limited by shares (“Amarin Finance” and, together with Amarin, the “Companies”), in connection with the preparation and filing of a Registration Statement on Form F-3 (the “Registration Statement”) to be filed by the Companies with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), for the registration of the offer and sale from time to time of:

1.  Ordinary Shares, par value 5 pence per share, of Amarin, which may be represented by one American Depositary Share and evidenced by one American Depositary Receipt;

2.  Preference Shares, par value 5 pence per share, of Amarin, which may be represented by one American Depositary Share and evidenced by one American Depositary Receipt;

3.  Purchase Contracts (the “Purchase Contracts”) for the purchase or sale of Amarin’s securities or securities of third parties, a basket of such securities, an index or indices of such securities or any combination thereof;

4.  Warrants (the “Warrants”) to purchase debt or equity securities of Amarin, debt securities of Amarin Finance or securities of third parties or other rights;

5.  Senior Debt Securities issuable by Amarin (the “Amarin Senior Debt Securities”) pursuant to an indenture (the “Amarin Senior Indenture”) to be entered into by Amarin and a trustee to be named therein (the “Amarin Senior Trustee”);

6.  Subordinated Debt Securities issuable by Amarin (the “Amarin Subordinated Debt Securities” and, together with the Amarin Senior Debt Securities, the “Amarin Debt Securities”) pursuant to an indenture (the “Amarin Subordinated Indenture” and, together with the Amarin Senior Indenture, the “Amarin Indentures”) to be entered into by Amarin and a trustee to be named therein (the “Amarin Subordinated Trustee”);

7.  Senior Debt Securities issuable by Amarin Finance (collectively, the “Amarin Finance Senior Debt Securities”) pursuant to an indenture (the “Amarin Finance Senior Indenture”) to be entered into by Amarin Finance, as issuer, and Amarin, as guarantor, and a trustee to be named therein (the “Amarin Finance Senior Trustee”);

8.  Subordinated Debt Securities issuable by Amarin Finance (collectively, the “Amarin Finance Subordinated Debt Securities” and, together with the Amarin Finance Senior Debt Securities, the “Amarin Finance Debt Securities”) pursuant to an indenture (the “Amarin Finance Subordinated Indenture” and, together with the Amarin Finance Senior Indenture, the “Amarin Finance Indentures”; the Amarin Indentures and the Amarin Finance Indentures are referred to herein collectively as the “Indentures”) to be entered into by Amarin Finance, as issuer, and Amarin, as guarantor, and a trustee to be named therein (the “Amarin Finance Subordinated Trustee”);

9.  Guarantees issuable by Amarin of Amarin Finance Debt Securities (the “Guarantees”); and

10.  Units (the “Units”) consisting of any combination of the Ordinary Shares, the Preference Shares, the Purchase Contracts, the Warrants, the Amarin Debt Securities, the Amarin Finance Debt Securities and the Guarantees.

The Ordinary Shares, the Preference Shares, the Purchase Contracts, the Warrants, the Amarin Debt Securities, the Amarin Finance Debt Securities, the Guarantees and the Units are referred to herein collectively as the “Offered Securities.” The Offered Securities being registered under the Registration Statement may be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 of the Act.

In rendering the opinions set forth herein, we have examined copies of the Deposit Agreement, dated as of March 29, 1993, as amended on October 8, 1998 and September 25, 2002, among Amarin, Citibank, N.A., as depositary (the “Deposit Agreement”), and the holders from time to time of the American Depositary Receipts issued thereunder, the forms of the Indentures, the Registration Statement and originals or copies, certified and otherwise identified to our satisfaction, of such other documents, records and other instruments as we have deemed necessary as a basis for the opinions expressed herein. Insofar as the opinions expressed herein involve factual matters, we have relied (without independent factual investigation), to the extent we deemed proper or necessary, upon certificates of, and other communications with, officers and employees of the Companies.

In our examination, we have assumed (a) the due organization and valid existence of the Companies, (b) the due authorization, execution, authentication and delivery by all persons of the Registration Statement and each of the documents related thereto, (c) that each of such parties has the legal power to act in the respective capacity or capacities in which he, she or it is to act thereunder, (d) the authenticity of all documents submitted to us as originals, (e) the conformity to the original documents of all documents submitted to us as copies and (f) the genuineness of all signatures on the Registration Statement and all documents submitted to us.

Based upon and subject to the foregoing and assuming that (a) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws at the time any Offered Securities are offered or issued as contemplated by the Registration Statement, (b) a prospectus supplement will have been prepared and filed with the Commission describing the Offered Securities offered thereby and will at all relevant times comply with all applicable laws, (c) all such Offered Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (d) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to such Offered Securities will have been duly authorized and validly executed and delivered by the applicable Company or the Companies and the other party or parties thereto, (e) the applicable Indenture will have been duly qualified under the Trust Indenture Act of 1939, as amended, and (f) any Offered Securities issuable upon conversion, exercise or exchange of any Offered Securities being offered and sold will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange, we advise you that in our opinion:

1.  Assuming that the Purchase Contracts are governed by the laws of the State of New York, when (A) the execution of the Purchase Contracts has been duly authorized by Amarin and each counter-party thereto by appropriate action, (B) the Purchase Contracts have been duly executed and delivered by Amarin and the counter-party thereto, (C) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of Amarin have taken all necessary action to approve the issuance and terms of the Purchase Contracts and related matters and (D) the Purchase Contracts, in an appropriate form, have been duly executed and delivered by Amarin and countersigned by the counter-party thereto and delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Purchase Contracts will constitute valid and legally binding obligations of Amarin, enforceable against Amarin in accordance with their terms, except that (a) the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally and (ii) general principles of equity and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity) and (b) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon the occurrence of certain events may be limited in certain circumstances ((a) and (b) collectively, the “Enforceability Exceptions”).

2.  Assuming that the applicable warrant agreement pursuant to which such Warrants will be issued (the “Warrant Agreement”) is governed by the laws of the State of New York, when (A) the execution of the Warrant Agreement has been duly authorized by Amarin and the warrant agent thereunder by appropriate action, (B) the Warrant Agreement has been duly executed and delivered by Amarin and such warrant agent, (C) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of Amarin have taken all necessary action to approve the issuance and terms of the Warrants and related matters, including, without limitation, any necessary reservation of securities issuable upon exercise of the Warrants, and (D) the Warrants, in the form included in the Warrant Agreement, have been duly executed and delivered by Amarin and countersigned by the warrant agent thereunder pursuant to the Warrant Agreement and delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Warrants will constitute valid and legally binding obligations of Amarin, enforceable against Amarin in accordance with their terms, subject to the Enforceability Exceptions.

3.  Insofar as the laws of the State of New York are applicable thereto, when (A) the Amarin Senior Indenture has been duly authorized, executed and delivered by the parties thereto, (B) the terms of the Amarin Senior Debt Securities and their issuance and sale have been duly established in conformity with the Amarin Senior Indenture so as not to violate any applicable law, the Articles of Association or the Memorandum of Association of Amarin or result in default under or breach of any agreement or instrument binding upon Amarin and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Amarin and (C) the Amarin Senior Debt Securities, in the form established in accordance with the Amarin Senior Indenture filed as an exhibit to the Registration Statement, have been duly executed and delivered by Amarin and authenticated by the Amarin Senior Debt Trustee in accordance with the provisions of the Amarin Senior Indenture and delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Amarin Senior Debt Securities will constitute valid and binding obligations of Amarin entitled to the benefits of the Amarin Senior Indenture and enforceable against Amarin in accordance with their terms, subject to the Enforceability Exceptions.

4.  Insofar as the laws of the State of New York are applicable thereto, when (A) the Amarin Subordinated Indenture has been duly authorized, executed and delivered by the parties thereto, (B) the terms of the Amarin Subordinated Debt Securities and their issuance and sale have been duly established in conformity with the Amarin Subordinated Indenture so as not to violate any applicable law, the Articles of Association or the Memorandum of Association of Amarin or result in default under or breach of any agreement or instrument binding upon Amarin and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Amarin and (C) the Amarin Subordinated Debt Securities, in the form established in accordance with the Amarin Subordinated Indenture filed as an exhibit to the Registration Statement, have been duly executed and delivered by Amarin and authenticated by the Amarin Subordinated Debt Trustee in accordance with the provisions of the Amarin Subordinated Indenture and delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Amarin Subordinated Debt Securities will constitute valid and binding obligations of Amarin entitled to the benefits of the Amarin Subordinated Indenture and enforceable against Amarin in accordance with their terms, subject to the Enforceability Exceptions.

5.  Insofar as the laws of the State of New York are applicable thereto, when (A) the Amarin Finance Senior Indenture has been duly authorized, executed and delivered by the parties thereto, (B) the terms of the Amarin Finance Senior Debt Securities and their issuance and sale have been duly established in conformity with the Amarin Finance Senior Indenture so as not to violate any applicable law, the Articles of Association or the Memorandum of Association of Amarin Finance or result in default under or breach of any agreement or instrument binding upon Amarin Finance and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Amarin Finance and (C) the Amarin Finance Senior Debt Securities, in the form established in accordance with the Amarin Finance Senior Indenture filed as an exhibit to the Registration Statement, have been duly executed and delivered by Amarin Finance and authenticated by the Amarin Finance Senior Debt Trustee in accordance with the provisions of the Amarin Finance Senior Indenture and delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Amarin Finance Senior Debt Securities will constitute valid and binding obligations of Amarin Finance entitled to the benefits of the Amarin Finance Senior Indenture and enforceable against Amarin Finance in accordance with their terms, subject to the Enforceability Exceptions.

6.  Insofar as the laws of the State of New York are applicable thereto, when (A) the Amarin Finance Subordinated Indenture has been duly authorized, executed and delivered by the parties thereto, (B) the terms of the Amarin Finance Subordinated Debt Securities and their issuance and sale have been duly established in conformity with the Amarin Finance Subordinated Indenture so as not to violate any applicable law, the Articles of Association or the Memorandum of Association of Amarin Finance or result in default under or breach of any agreement or instrument binding upon Amarin Finance and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Amarin Finance and (C) the Amarin Finance Subordinated Debt Securities, in the form established in accordance with the Amarin Finance Subordinated Indenture filed as an exhibit to the Registration Statement, have been duly executed and delivered by Amarin Finance and authenticated by the Amarin Finance Subordinated Debt Trustee in accordance with the provisions of the Amarin Finance Subordinated Indenture and delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Amarin Finance Subordinated Debt Securities will constitute valid and binding obligations of Amarin Finance entitled to the benefits of the Amarin Finance Subordinated Indenture and enforceable against Amarin Finance in accordance with their terms, subject to the Enforceability Exceptions.

7.  Insofar as the laws of the State of New York are applicable thereto, when (A) the applicable Amarin Finance Indenture has been duly authorized, executed and delivered by the parties thereto and (B) the terms of the Guarantees have been duly established in conformity with the applicable Amarin Finance Indenture so as not to violate any applicable law, the Articles of Association or the Memorandum of Association of Amarin or result in default under or breach of any agreement or instrument binding upon Amarin and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Amarin the Guarantees will constitute valid and binding obligations of Amarin and enforceable against Amarin in accordance with their terms, subject to the Enforceability Exceptions.

8.  Assuming that the applicable unit agreement pursuant to which such Units will be issued (the “Unit Agreement”) is governed by the laws of the State of New York, when (A) the execution of the Unit Agreement has been duly authorized by Amarin and/or Amarin Finance, as applicable, and the unit agent thereunder by appropriate action, (B) the Unit Agreement has been duly executed and delivered by Amarin and/or Amarin Finance, as applicable, and such unit agent, (C) the conditions precedent set forth in paragraphs 1 through 7 above have been satisfied with regard to any Offered Securities described in such paragraphs that comprise the Units and (D) the Units, in the form included in the Unit Agreement, have been duly executed and delivered by Amarin and/or Amarin Finance, as applicable, and countersigned by the unit agent thereunder pursuant to the Unit Agreement and delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Unit Agreement will constitute a valid and legally binding obligation of Amarin and/or Amarin Finance, as applicable, enforceable against Amarin and/or Amarin Finance, as applicable, in accordance with their terms, subject to the Enforceability Exceptions.

We are members of the Bar of the State of New York and do not purport to be experts in or to express any opinion concerning the laws of any jurisdictions other than the laws of the State of New York and the federal laws of the United States of America. In rendering the opinions set forth above, we express no opinion as to the laws of any jurisdictions other than the laws of the State of New York and the federal laws of the United States. Accordingly, our opinions expressed in paragraphs 1 through 8 above are not intended as opinions under the laws of the jurisdictions of organization of the Companies and are intended to cover only the nature of the Warrant Agreement, the Indentures, any other applicable instrument(s) pursuant to which the applicable Offered Securities of Amarin and/or Amarin Finance, as applicable, will be issued and the Offered Securities as contracts and obligations created under and governed by the laws of the State of New York.

We hereby consent to the reference to our firm in the Registration Statement under the caption “Legal Matters” and to the inclusion of this opinion as an exhibit to the Registration Statement. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act, as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission thereunder.

Very truly yours,

/s/Cahill Gordon & Reindel LLP